Warby Parker Announces Fourth Quarter and Full Year 2024 Results
Q4 net revenue increased 17.8% year over year; 2024 net revenue increased 15.2% year over year
Active Customers increased 7.8% on a trailing 12-month basis

NEW YORK, February 27, 2025. Warby Parker Inc. (NYSE: WRBY) (“Warby Parker” or the “Company”), a direct-to-consumer lifestyle brand focused on vision for all, today announced financial results for the fourth quarter and full year ended December 31, 2024.
“Our strong 2024 results highlight the power of Warby Parker’s brand and unmatched value proposition combined with our team’s high-quality execution. We delivered on our ambitious goals to accelerate revenue growth, customer growth and glasses growth, all while maintaining operational discipline and expanding profitability,” said Co-Founder and Co-CEO Dave Gilboa.
“This month, we celebrated Warby Parker’s 15th birthday. We’re incredibly proud that the vision for our brand is being realized, and yet, in many ways, we feel like we are just getting started. In 2025, we look to build upon our strong foundation, delivering exceptional customer experiences both in store and online, scaling our holistic vision care strategy, and ensuring that we make an even greater impact,” added Co-Founder and Co-CEO Neil Blumenthal.
Fourth Quarter and Full Year 2024 Highlights
•Full year net revenue increased $101.6 million, or 15.2%, to $771.3 million compared to full year 2023.
•Fourth quarter net revenue increased $28.8 million, or 17.8%, to $190.6 million compared to fourth quarter 2023.
•Active Customers increased 7.8% to 2.51 million on a trailing 12-month basis, and Average Revenue per Customer increased 6.8% to $307.
•Full year GAAP net loss of $20.4 million, and fourth quarter GAAP net loss of $6.9 million.
•Full year Adjusted EBITDA Margin(1) increased 1.7 points to 9.5%, and fourth quarter Adjusted EBITDA Margin(1) increased 1.5 points to 7.3%.
•Net cash provided by operating activities of $98.7 million in 2024 compared to $61.0 million in 2023.
•$34.7 million of full year Free Cash Flow(1).
•Opened 41 stores during the year, ending 2024 with 276 stores.
Fourth Quarter 2024 Year Over Year Financial Results
•Net revenue increased $28.8 million, or 17.8%, to $190.6 million.
•Gross margin was 54.1% compared to 53.8% in the prior year. The increase in gross margin was primarily driven by reduced frame costs as a percent of revenue as customers purchased higher margin frames and lenses, and lower outbound customer shipping costs as a percent of revenue, partially offset by increased doctor headcount and the sales growth of contact lenses.

•Selling, general and administrative expenses (“SG&A”) increased $3.9 million to $112.5 million, or 59.0% of revenue, primarily driven by higher payroll-related costs, mainly from growth in our retail team associated with store expansion, and investments in marketing, partially offset by lower stock-based compensation costs, which represented 4.6% of revenue compared to 10.1% in the fourth quarter 2023. Adjusted SG&A(1) decreased from 56.4% to 54.0% of revenue.
•GAAP net loss improved $12.2 million to $6.9 million, primarily as a result of leveraging our expense base on higher revenue.
•Adjusted EBITDA(1) increased $4.4 million to $13.8 million, and Adjusted EBITDA Margin(1) increased 1.5 points to 7.3%.
Full Year 2024 Year Over Year Financial Results
•Net revenue increased $101.6 million, or 15.2%, to $771.3 million.
•Gross margin was 55.3% compared to 54.5% in the prior year. The increase in gross margin was primarily driven by faster growth in our glasses business which is our highest margin product category, lower outbound customer shipping costs as a percent of revenue, and efficiencies in our owned optical laboratories. These impacts were partially offset by sales growth of contact lenses, which are sold at a lower margin than our other eyewear, and increased doctor headcount, as the number of stores with offering eye exams grew from 194 stores as of December 31, 2023 to 236 stores as of December 31, 2024.
•SG&A increased $19.7 million to $456.9 million, or 59.2% of revenue, primarily driven by higher payroll-related costs, primarily from growth in our retail workforce, and investments in marketing, partially offset by reduced stock-based compensation costs. Adjusted SG&A(1) was $405.2 million, or 52.5% of revenue, versus $358.6 million, or 53.5% of revenue in the prior year.
•GAAP net loss improved $42.8 million to $20.4 million, primarily as a result of leveraging our expense base on higher revenue.
•Adjusted EBITDA(1) increased $20.8 million to $73.1 million, and Adjusted EBITDA Margin(1) was up 1.7 points to 9.5%.
Balance Sheet Highlights
Warby Parker ended 2024 with $254.2 million in cash and cash equivalents.
Recent Developments
Today, we’re announcing a partnership with Target Corporation (NYSE: TGT) to bring designer-quality, affordable eyewear to more customers through five Warby Parker at Target shop-in-shops in 2025, with the opportunity for more in the coming years. Each location will offer products and services—including glasses, sunglasses, contacts, eye exams, and vision tests—that are consistent with Warby Parker’s current omnichannel experience.
2025 Outlook
For the full year 2025, Warby Parker is providing the following guidance:

•Net revenue of $878 to $893 million, representing approximately 14% to 16% growth versus full year 2024.
•Adjusted EBITDA(1) of approximately $97 million at the midpoint of our revenue range, which equates to an Adjusted EBITDA Margin(1) of approximately 11%.
•45 new store openings, including five shop-in-shops at select Target locations.
“In 2024, we delivered our second consecutive year of accelerated growth, increasing our market share and making meaningful progress on our strategic priorities, while also growing Adjusted EBITDA 40% year over year. In 2025, we plan to continue to drive sustainable and profitable growth,” said Chief Financial Officer Steve Miller.
The guidance and forward-looking statements made in this press release and on our conference call are based on management's expectations as of the date of this press release.
(1) Please see the definitions and reconciliations of non-GAAP financial measures to the most comparable GAAP financial measures in the section titled “Non-GAAP Financial Measures” below.
Webcast and Conference Call
A conference call to discuss Warby Parker’s fourth quarter and full year 2024 results, as well as first quarter and full year 2025 outlook, is scheduled for 8:00 a.m. ET today. To participate, please dial 833-470-1428 from the U.S. or 404-975-4839 from international locations. The conference passcode is 460770. A live webcast of the conference call will be available on the investors section of the Company’s website at investors.warbyparker.com where presentation materials will also be posted prior to the conference call. A replay will be made available online approximately two hours following the live call for a period of 90 days.
Forward-Looking Statements
This press release and the related conference call, webcast and presentation contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements may relate to, but are not limited to, expectations of future operating results or financial performance, including expectations regarding achieving profitability and growth in our e-commerce channel, delivering stakeholder value, growing market share, and our guidance for the quarter ending March 31, 2025 and year ending December 31, 2025; expectations regarding the number of new store openings during the year ending December 31, 2025; management’s plans, priorities, initiatives and strategies; and expectations regarding growth of our business. Forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantiﬁed. In some cases, you can identify forward-looking statements because they contain words such as “anticipate,” “believe,” “contemplate,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “toward,” “will,” or “would,” or the negative of these words or other similar terms or expressions. You should not put undue reliance on any forward-looking statements. Forward-looking statements should not be read as a guarantee of future performance or results and will not necessarily be accurate indications of the times at, or by, which such performance or results will be achieved, if at all.
Forward-looking statements are based on information available at the time those statements are made and are based on current expectations, estimates, forecasts, and projections as well as the beliefs and assumptions of management as of that time with respect to future events. These statements are subject to risks and uncertainties, many of which involve factors or circumstances that are beyond our control, that could cause actual performance or results to differ materially from those expressed in or suggested by the forward-looking statements. In light of these risks and uncertainties, the forward-looking events and circumstances discussed in this press release may not occur and actual results could differ materially from those anticipated or implied in the forward-looking statements. These risks and uncertainties include our ability to manage our future growth effectively; our expectations regarding cost of goods sold, gross margin, channel mix, customer mix, and selling, general, and administrative expenses; increases in component and shipping costs and changes in supply chain; our reliance on our information technology systems and enterprise resource planning systems for our business to effectively operate and safeguard confidential information; our ability to invest in and incorporate new technologies into our products and services; risks related to our use of artificial intelligence; our ability to engage our existing customers and obtain new customers; our ability to expand in-network access with insurance providers; planned new retail stores in 2025 and going forward; an overall decline in the health of the economy and other factors impacting consumer spending, such as recessionary conditions, inflation, tariffs, infectious diseases, government instability, and geopolitical unrest; our ability to compete successfully; our ability to manage our inventory balances and shrinkage; the growth of our brand awareness; our ability to recruit and retain optometrists, opticians, and other vision care professionals; the effects of seasonal trends on our results of operations; our ability to stay in compliance with extensive laws and regulations that apply to our business and operations; our ability to adequately maintain and protect our intellectual property and proprietary rights; our reliance on third parties for our products, operation and infrastructure; our duties related to being a public benefit corporation; the ability of our Co-Founders and Co-CEOs to exercise significant influence over all matters submitted to stockholders for approval; the effect of our multi-class structure on the trading price of our Class A common stock; the increased expenses associated with being a public company; and risks related to climate change and severe weather. Additional information regarding these and other risks and uncertainties that could cause actual results to differ materially from the Company's expectations is included in our most recent reports filed with the SEC on Form 10-K and Form 10-Q. Except as required by law, we do not undertake any obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future developments, or otherwise.
Additional information regarding these and other factors that could affect the Company’s results is included in the Company’s SEC filings, which may be obtained by visiting the SEC's website at www.sec.gov. Information contained on, or that is referenced or can be accessed through, our website does not constitute part of this document and inclusions of any website addresses herein are inactive textual references only.
Glossary
Active Customers is defined as unique customer accounts that have made at least one purchase in the trailing 12-month period.
Average Revenue per Customer is defined as the sum of the total net revenues in the trailing 12-month period divided by the current period Active Customers.

Non-GAAP Financial Measures
We use Adjusted EBITDA, Adjusted EBITDA Margin, Adjusted Cost of Goods Sold (“Adjusted COGS”), Adjusted Gross Margin, Adjusted Gross Profit, Adjusted Selling, General, and Administrative Expenses (“Adjusted SG&A”), and Free Cash Flow as important indicators of our operating performance. Collectively, we refer to these non-GAAP financial measures as our “Non-GAAP Measures.” The Non-GAAP Measures, when taken collectively with our GAAP results, may be helpful to investors because they provide consistency and comparability with past financial performance and assist in comparisons with other companies, some of which use similar non-GAAP financial information to supplement their GAAP results.
Adjusted EBITDA is defined as net income (loss) before interest and other income, taxes, and depreciation and amortization as further adjusted for asset impairment costs, stock-based compensation expense and related employer payroll taxes, amortization of cloud-based software implementation costs, non-cash charitable donations, charges for certain legal matters outside the ordinary course of business, and non-recurring costs such as restructuring costs and major system implementation costs. Adjusted EBITDA Margin is defined as Adjusted EBITDA divided by net revenue.
Adjusted COGS is defined as cost of goods sold adjusted for stock-based compensation expense and related employer payroll taxes.
Adjusted Gross Profit is defined as net revenue minus Adjusted COGS. Adjusted Gross Margin is defined as Adjusted Gross Profit divided by net revenue.
Adjusted SG&A is defined as SG&A adjusted for stock-based compensation expense and related employer payroll taxes, non-cash charitable donations, charges for certain legal matters outside the ordinary course of business, and non-recurring costs such as restructuring costs and major system implementation costs.
Free Cash Flow is defined as net cash provided by operating activities minus purchases of property and equipment.
The Non-GAAP Measures are presented for supplemental informational purposes only. A reconciliation of historical GAAP to Non-GAAP financial information is included under “Selected Financial Information” below.
We have not reconciled our Adjusted EBITDA Margin guidance to GAAP net income (loss) margin, or net margin, or Adjusted EBITDA guidance to GAAP net income (loss) because we do not provide guidance for GAAP net margin or GAAP net income (loss) due to the uncertainty and potential variability of stock-based compensation and taxes, which are reconciling items between GAAP net margin and Adjusted EBITDA Margin and GAAP net income (loss) and Adjusted EBITDA, respectively. Because such items cannot be reasonably provided without unreasonable efforts, we are unable to provide a reconciliation of the Adjusted EBITDA Margin guidance to GAAP net margin and Adjusted EBITDA guidance to GAAP net income (loss). However, such items could have a significant impact on GAAP net margin and GAAP net income (loss).
About Warby Parker
Warby Parker (NYSE: WRBY) was founded in 2010 with a mission to inspire and impact the world with vision, purpose, and style–without charging a premium for it. Headquartered in New York City, the co-founder-led lifestyle brand pioneers ideas, designs products, and develops technologies that help people see, from designer-quality prescription glasses (starting at $95)

and contacts, to eye exams and vision tests available online and in its 276 retail stores across the U.S. and Canada.
Warby Parker aims to demonstrate that businesses can scale, do well, and do good in the world. Ultimately, the brand believes in vision for all, which is why for every pair of glasses or sunglasses sold, they distribute a pair to someone in need through their Buy a Pair, Give a Pair program. To date, Warby Parker has worked alongside its nonprofit partners to distribute more than 15 million glasses to people in need.

Selected Financial Information

Warby Parker Inc. and Subsidiaries
Consolidated Balance Sheets (Unaudited)
(Amounts in thousands, except par value)

	December 31,
	2024	2023
Assets
Current assets:
Cash and cash equivalents	$254,161	$216,894
Accounts receivable, net	1,948	1,779
Inventory	52,345	62,234
Prepaid expenses and other current assets	17,592	17,712
Total current assets	326,046	298,619

Property and equipment, net	170,464	152,332
Right-of-use lease assets	171,284	122,305
Other assets	8,696	7,056
Total assets	$676,490	$580,312

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$23,519	$22,456
Accrued expenses	51,609	46,320
Deferred revenue	32,358	31,617
Current lease liabilities	20,235	24,286
Other current liabilities	2,633	2,411
Total current liabilities	130,354	127,090

Non-current lease liabilities	205,120	150,171
Other liabilities	943	1,264
Total liabilities	336,417	278,525
Commitments and contingencies
Stockholders’ equity:
Common stock, $0.0001 par value; Class A: 750,000 shares authorized at December 31, 2024 and 2023, 102,889 and 98,368 shares issued and outstanding as of December 31, 2024 and 2023, respectively; Class B: 150,000 shares authorized at December 31, 2024 and 2023, 17,961 and 19,789 shares issued and outstanding as of December 31, 2024 and 2023, respectively, convertible to Class A on a one-to-one basis	12	12
Additional paid-in capital	1,029,220	970,135
Accumulated deficit	(687,221)	(666,831)
Accumulated other comprehensive income	(1,938)	(1,529)
Total stockholders’ equity	340,073	301,787
Total liabilities and stockholders’ equity	$676,490	$580,312

Warby Parker Inc. and Subsidiaries
Consolidated Statements of Operations (Unaudited)
(Amounts in thousands, except per share data)

	Three Months Ended December 31,			Year Ended December 31,
	2024	2023	2022	2024	2023	2022
Net revenue	$190,643	$161,855	$146,493	$771,315	$669,765	$598,112
Cost of goods sold	87,517	74,789	65,842	344,481	304,541	257,050
Gross profit	103,126	87,066	80,651	426,834	365,224	341,062

Selling, general, and administrative expenses	112,542	108,635	102,361	456,946	437,220	452,265
Loss from operations	(9,416)	(21,569)	(21,710)	(30,112)	(71,996)	(111,203)

Interest and other income, net	2,632	2,417	1,382	10,597	9,232	1,307

Loss before income taxes	(6,784)	(19,152)	(20,328)	(19,515)	(62,764)	(109,896)
Provision for income taxes	93	(105)	(77)	875	433	497
Net loss	$(6,877)	$(19,047)	$(20,251)	$(20,390)	$(63,197)	$(110,393)

Net loss per share, basic and diluted	$(0.06)	$(0.16)	$(0.18)	$(0.17)	$(0.54)	$(0.96)
Weighted average shares, basic and diluted	121,409	118,570	115,714	120,385	117,389	114,942

Warby Parker Inc. and Subsidiaries
Consolidated Statements of Cash Flows (Unaudited)
(Amounts in thousands)

	Year Ended December 31,
	2024	2023	2022
Cash flows from operating activities
Net loss	$(20,390)	$(63,197)	$(110,393)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	45,865	38,554	31,864
Stock-based compensation	47,294	70,509	98,032
Non-cash charitable contribution	2,196	3,191	3,770
Asset impairment charges	816	3,230	1,647
Amortization of cloud-based software implementation costs	3,704	2,895	247
Change in operating assets and liabilities:
Accounts receivable, net	(169)	(345)	(451)
Inventory	9,889	6,614	(11,794)
Prepaid expenses and other assets	(3,233)	(3,276)	(10,534)
Accounts payable	689	1,633	(7,943)
Accrued expenses	9,521	(8,898)	2,748
Deferred revenue	741	5,989	3,583
Lease assets and liabilities	1,920	4,459	7,385
Other liabilities	(99)	(367)	2,209
Net cash provided by operating activities	98,744	60,991	10,370
Cash flows from investing activities
Purchases of property and equipment	(64,032)	(53,671)	(60,181)
Investment in optical equipment company	(2,000)	(1,000)	—
Net cash used in investing activities	(66,032)	(54,671)	(60,181)
Cash flows from financing activities
Proceeds from stock option exercises	2,703	1,036	456
Proceeds from shares issued in connection with ESPP	1,925	1,835	2,744
Other financing activity	333	—	91
Net cash provided by financing activities	4,961	2,871	3,291
Effect of exchange rates on cash	(404)	(882)	(1,311)
Net increase (decrease) in cash and cash equivalents	37,267	8,309	(47,831)
Cash and cash equivalents
Beginning of year	216,894	208,585	256,416
End of year	$254,161	$216,894	$208,585
Supplemental disclosures
Cash paid for income taxes	$1,035	$419	$536
Cash paid for interest	246	227	184
Cash paid for amounts included in the measurement of lease liabilities	44,459	37,126	29,647
Non-cash investing and financing activities:
Purchases of property and equipment included in accounts payable and accrued expenses	$4,420	$3,647	$3,968

Warby Parker Inc. and Subsidiaries
Reconciliation of GAAP to Non-GAAP Measures (Unaudited)

The following table reconciles adjusted EBITDA and adjusted EBITDA margin to the most directly comparable GAAP measure, which is net loss:

	Three Months Ended December 31,		Year Ended December 31,
	2024	2023	2024	2023

	(unaudited, in thousands)		(unaudited, in thousands)
Net loss	$(6,877)	$(19,047)	$(20,390)	$(63,197)
Adjusted to exclude the following:
Interest and other income, net	(2,631)	(2,417)	(10,596)	(9,232)
Provision for income taxes	93	(105)	875	433
Depreciation and amortization expense	12,332	10,370	45,865	38,554
Asset impairment charges	294	1,822	816	3,230
Stock-based compensation expense(1)	9,036	16,569	48,409	71,065
Non-cash charitable donations(2)	—	—	2,196	3,191
Amortization of cloud-based software implementation costs(3)	842	1,216	3,704	2,895
ERP implementation costs(4)	—	—	—	4,413
Other costs(5)	753	1,000	2,232	1,000
Adjusted EBITDA	$13,842	$9,408	$73,111	$52,352
Adjusted EBITDA Margin	7.3%	5.8%	9.5%	7.8%
(1)    Represents expenses related to the Company’s equity-based compensation programs and related employer payroll taxes, which may vary significantly from period to period depending upon various factors including the timing, number, and the valuation of awards granted, vesting of awards including the satisfaction of performance conditions, as well as the issuance of 48,486 shares of Class A common stock to charitable donor advised funds in February 2024. Included in stock-based compensation expense for both the three and twelve months ended December 31, 2023 is $2.2 million of liability based awards resulting from accrued bonuses that were settled in equity in the first quarter of 2024. For the three and twelve months ended December 31, 2024, the amount includes $0.4 million and $1.1 million of employer payroll costs, respectively, associated with releases of RSUs and option exercises. For the three and twelve months ended December 31, 2023, the amount includes $0.1 million and $0.6 million of employer payroll costs, respectively, associated with releases of RSUs and option exercises.
(2)    Represents charitable expense recorded in connection with the donation of 178,572 shares of Class A common stock in each of May 2024 and August 2023 to the Warby Parker Impact Foundation, and 56,938 shares of Class A common stock to charitable donor advised funds in June 2023.
(3)    Represents the amortization of costs capitalized in connection with the implementation of cloud-based software.
(4)    Represents internal and external non-capitalized costs related to the implementation of our new Enterprise Resource Planning (“ERP”) system.
(5)    Represents employee severance and related costs for restructuring actions executed in October 2024 and charges for certain legal matters outside the ordinary course of business.

Warby Parker Inc. and Subsidiaries
Reconciliation of GAAP to Non-GAAP Measures (Unaudited)

The following table presents our non-GAAP, or adjusted, financial measures for the periods presented as a percentage of revenue. Each cost and operating expense is adjusted for stock-based compensation expense and related employer payroll taxes, non-cash charitable donations, charges for certain legal matters outside the ordinary course of business, and non-recurring costs such as restructuring costs and major system implementation costs.

	Reported		Adjusted		Reported		Adjusted
	Three Months Ended December 31,		Three Months Ended December 31,		Year Ended December 31,		Year Ended December 31,
	2024	2023	2024	2023	2024	2023	2024	2023

	(unaudited, in thousands)		(unaudited, in thousands)		(unaudited, in thousands)		(unaudited, in thousands)
Cost of goods sold	$87,517	$74,789	$87,262	$74,498	$344,481	$304,541	$343,416	$303,474
% of Revenue	45.9%	46.2%	45.8%	46.0%	44.7%	45.5%	44.5%	45.3%

Gross profit	$103,126	$87,066	$103,381	$87,357	$426,834	$365,224	$427,899	$366,291
% of Revenue	54.1%	53.8%	54.2%	54.0%	55.3%	54.5%	55.5%	54.7%

Selling, general, and administrative expenses	$112,542	$108,635	$103,008	$91,357	$456,946	$437,220	$405,174	$358,618
% of Revenue	59.0%	67.1%	54.0%	56.4%	59.2%	65.3%	52.5%	53.5%

Warby Parker Inc. and Subsidiaries
Reconciliation of GAAP to Non-GAAP Measures (Unaudited)

The following table reflects a reconciliation of each non-GAAP, or adjusted, financial measure to its most directly comparable financial measure prepared in accordance with GAAP:

	Three Months Ended December 31,		Year Ended December 31,
	2024	2023	2024	2023

	(unaudited, in thousands)		(unaudited, in thousands)
Cost of goods sold	$87,517	$74,789	$344,481	$304,541
Adjusted to exclude the following:
Stock-based compensation expense(1)	255	291	1,065	1,067
Adjusted Cost of Goods Sold	$87,262	$74,498	$343,416	$303,474

Gross profit	$103,126	$87,066	$426,834	$365,224
Adjusted to exclude the following:
Stock-based compensation expense(1)	255	291	1,065	1,067
Adjusted Gross Profit	$103,381	$87,357	$427,899	$366,291

Selling, general, and administrative expenses	$112,542	$108,635	$456,946	$437,220
Adjusted to exclude the following:
Stock-based compensation expense(1)	8,781	16,278	47,344	69,998
Non-cash charitable donations(2)	—	—	2,196	3,191
ERP implementation costs(3)	—	—	—	4,413
Other costs(4)	753	1,000	2,232	1,000
Adjusted Selling, General, and Administrative Expenses	$103,008	$91,357	$405,174	$358,618

Net cash provided by operating activities	$19,912	$13,665	$98,744	$60,991
Purchases of property and equipment	(17,721)	(13,573)	(64,032)	(53,671)
Free Cash Flow	$2,191	$92	$34,712	$7,320
(1)    Represents expenses related to the Company’s equity-based compensation programs and related employer payroll taxes, which may vary significantly from period to period depending upon various factors including the timing, number, and the valuation of awards granted, vesting of awards including the satisfaction of performance conditions, as well as the issuance of 48,486 shares of Class A common stock to charitable donor advised funds in February 2024. Included in stock-based compensation expense for both the three and twelve months ended December 31, 2023 is $2.2 million of liability based awards resulting from accrued bonuses that were settled in equity in the first quarter of 2024. For the three and twelve months ended December 31, 2024, the amount includes $0.4 million and $1.1 million of employer payroll costs, respectively, associated with releases of RSUs and option exercises. For the three and twelve months ended December 31, 2023, the amount includes $0.1 million and $0.6 million of employer payroll costs, respectively, associated with releases of RSUs and option exercises.
(2)    Represents charitable expense recorded in connection with the donation of 178,572 shares of Class A common stock in each of May 2024 and August 2023 to the Warby Parker Impact Foundation, and 56,938 shares of Class A common stock to charitable donor advised funds in June 2023.
(3)    Represents internal and external non-capitalized costs related to the implementation of our new ERP system.
(4)    Represents employee severance and related costs for restructuring actions executed in October 2024 and charges for certain legal matters outside the ordinary course of business.

Contacts
Investor Relations:
Jaclyn Berkley, Head of Investor Relations
Brendon Frey, ICR
investors@warbyparker.com

Media:
Ali Weltman
ali@derris.com

Source: Warby Parker Inc.